PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-209682 and 333-209682-01 Dated October 27, 2017
JPMorgan Chase Financial Company LLC Trigger GEARS
$4,238,000 Linked to an Unequally Weighted Basket of 6 Equity Indices due October 30, 2020
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
Investment Description
Trigger GEARS (Growth Enhanced Asset Return Securities), which we refer to as the “Securities,” are unsecured and unsubordinated debt securities issued by JPMorgan Chase Financial Company LLC (“JPMorgan Financial”), the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., with a return linked to the performance of an unequally weighted basket (the “Basket”) of the EURO STOXX 50® Index, the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index, the S&P/ASX 200 Index and the Hang Seng® Index (each, an “Underlying” and together, the “Underlyings”).  If the Basket Return is positive, JPMorgan Financial will repay your principal amount at maturity plus pay a return equal to the Basket Return times the Upside Gearing of 1.96.  If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold (75.00% of the Initial Basket Value), JPMorgan Financial will repay your principal amount at maturity.  However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will repay less than your principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Basket Return.  In this case, you will have full downside exposure to the Basket from the Initial Basket Value to the Final Basket Value and could lose all of your principal amount.  Investing in the Securities involves significant risks. You may lose some or all of your principal amount. You will not receive dividends or other distributions paid on any stocks included in any Underlying, and the Securities will not pay interest. The contingent repayment of principal applies only if you hold the Securities to maturity.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Financial as issuer of the Securities, and the creditworthiness of JPMorgan Chase & Co., as guarantor of the Securities. If JPMorgan Financial and JPMorgan Chase & Co. were to default on their payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Features	Key Dates
❑
Enhanced Growth Potential — At maturity, the Upside Gearing feature will provide leveraged exposure to any positive performance of the Basket.  If the Basket Return is negative, investors may be exposed to the negative Basket Return at maturity.

❑
Downside Exposure with Contingent Repayment of Principal at Maturity — If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, JPMorgan Financial will repay your principal amount at maturity. However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will repay less than your principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the Basket’s decline from the Initial Basket Value to the Final Basket Value.  You may lose some or all of your principal amount. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Financial and JPMorgan Chase & Co.

Trade Date	October 27, 2017
Original Issue Date (Settlement Date)	October 31, 2017
Final Valuation Date[1]	October 27, 2020
Maturity Date[1]	October 30, 2020
[1]
Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN FINANCIAL IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN FINANCIAL FULLY AND UNCONDITIONALLY GUARANTEED BY JPMORGAN CHASE & CO. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT, UNDER “RISK FACTORS” BEGINNING ON PAGE PS-10 OF THE ACCOMPANYING PRODUCT SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE US-2 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.  THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering
We are offering Trigger GEARS linked to the an unequally weighted basket of 6 equity indices.  The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof.
Underlyings	Basket Weight	Initial Value	Upside Gearing	Initial Basket Value	Downside Threshold	CUSIP / ISIN
EURO STOXX 50® Index (Bloomberg ticker: SX5E)	40%	3,652.23	1.96	100	75.00, which is 75% of the Initial Basket Value	48129J285 / US48129J2859
Nikkei 225 Index (Bloomberg ticker: NKY)	20%	22,008.45
FTSE® 100 Index (Bloomberg ticker: UKX)	20%	7,505.03
Swiss Market Index (Bloomberg ticker: SMI)	7.50%	9,183.42
S&P/ASX 200 Index (Bloomberg ticker: AS51)	7.50%	5,903.157
Hang Seng® Index (Bloomberg ticker: HSI)	5.00%	28,438.85
See “Additional Information about JPMorgan Financial, JPMorgan Chase & Co. and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus and the prospectus supplement, each dated April 15, 2016, product supplement no. UBS-1-I dated April 15, 2016, underlying supplement no. 1-I dated April 15, 2016 and this pricing supplement. The terms of the Securities as set forth in this pricing supplement, to the extent they differ or conflict with those set forth in the accompanying product supplement, will supersede the terms set forth in that product supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. Any representation to the contrary is a criminal offense.
	Price to Public[1]		Fees and Commissions[2]		Proceeds to Issuer
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to an Unequally Weighted Basket of 6 Equity Indices	$4,238,000	$10.00	—	—	$4,238,000	$10.00

1	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the Securities.
2
All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc., which we refer to as UBS, is an investment adviser and UBS will act as placement agent.  The purchase price will be $10.00 per Security and UBS will forgo any commissions related to these sales.   See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement, as supplemented by “Supplemental Plan of Distribution” in this pricing supplement.

The estimated value of the Securities, when the terms of the Securities were set, was $9.884 per $10 principal amount Security.  See “The Estimated Value of the Securities” in this pricing supplement for additional information.
The Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

UBS Financial Services Inc.

Additional Information about JPMorgan Financial, JPMorgan Chase & Co. and the Securities
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Securities involve risks not associated with conventional debt securities.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
t	Product supplement no. UBS-1-I dated April 15, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316012642/crt-dp64836_424b2.pdf
t	Underlying supplement no. 1-I dated April 15, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf
t	Prospectus supplement and prospectus, each dated April 15, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.  As used in this pricing supplement, the “Issuer,” “JPMorgan Financial,” “we,” “us” and “our” refer to JPMorgan Chase Financial Company LLC.
Supplemental Terms of the Securities
For purposes of the accompanying product supplement, each of the EURO STOXX 50® Index, the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index, the S&P/ASX 200 Index and the Hang Seng® Index is an “Index.”

Investor Suitability
The Securities may be suitable for you if, among other considerations:
t	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire principal amount.
t	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical investment in the Basket.
t	You believe the level of the Basket will increase over the term of the Securities.
t	You are willing to invest in the Securities based on the Upside Gearing indicated on the cover hereof.
t	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.
t	You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in the Underlyings.
t	You are willing and able to hold the Securities to maturity.
t
You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to trade the Securities.

t	You understand and accept the risks associated with the Underlyings.
t
You are willing to assume the credit risks of JPMorgan Financial and JPMorgan Chase & Co. for all payments under the Securities, and understand that if JPMorgan Financial and JPMorgan Chase & Co. default on their obligations, you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:
t	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire principal amount.
t	You require an investment designed to provide a full return of principal at maturity.
t
You cannot tolerate a loss of all or a substantial portion of your investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical investment in the Basket.

t	You believe the level of the Basket will decline over the term of the Securities and is likely to close below the Downside Threshold on the Final Valuation Date.
t	You are unwilling to invest in the Securities based on the Upside Gearing indicated on the cover hereof.
t	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.
t	You seek current income from your investment or prefer not to forgo dividends paid on the stocks included in the Underlyings.
t	You are unwilling or unable to hold the Securities to maturity or seek an investment for which there will be an active secondary market.
t	You do not understand or accept the risks associated with the Underlyings.
t	You are not willing to assume the credit risks of JPMorgan Financial and JPMorgan Chase & Co. for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” section of this pricing supplement and the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement for risks related to an investment in the Securities.  For more information on the Underlyings, please see the section titled “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,”, “The Swiss Market Index,” “The S&P/ASX 200 Index” and “The Hang Seng® Index” below.

Final Terms
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Issue Price:	$10.00 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Principal Amount:	$10.00 per Security. The payment at maturity will be based on the principal amount.
Basket:
The Securities are linked to an unequally weighted basket (the “Basket”) of the EURO STOXX 50® Index, the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index, the S&P/ASX 200 Index and the Hang Seng® Index (each, an “Underlying” and together, the “Underlyings”). The Underlyings, along with their respective weightings (each a “Basket Weight”), are set forth below.

	Underlying	Basket Weight
	EURO STOXX 50® Index	40.00%
	Nikkei 225 Index	20.00%
	FTSE® 100 Index	20.00%
	Swiss Market Index	7.50%
	S&P/ASX 200 Index	7.50%
	Hang Seng® Index	5.00%
Due to the unequal weightings of the Underlyings, the performance of the EURO STOXX 50® Index will have a significantly larger impact on the return on the Securities than the performance of any other Underlying in the Basket.

Term:	Approximately 3 years
Payment at Maturity (per $10 principal amount Security):
If the Basket Return is positive, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:
$10 + ($10 × Basket Return × Upside Gearing)
If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity of $10 per $10 principal amount Security.
If the Basket Return is negative, and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:
$10 + ($10 × Basket Return)
In this scenario, you will be exposed to the decline of the Basket and you will lose some or all of your principal amount in an amount proportionate to the negative Underlying Return.

Basket Return:	(Final Basket Value – Initial Basket Value) Initial Basket Value
Upside Gearing:	1.96
Initial Basket Value:	Set equal to 100 on the Trade Date
Final Basket Value:	The closing level of the Basket on the Final Valuation Date
Closing Level of the Basket:	The closing level of the Basket on any day will be calculated as follows: 100 × [1 + sum of (Underlying Return of each Underlying × Basket Weight of that Underlying)]
Initial Value:	With respect to each Underlying, the closing level of that Underlying on the Trade Date, as specified on the cover of this pricing supplement
Final Value:	With respect to each Underlying, the closing level of that Underlying on the Final Valuation Date
Underlying Return:	With respect to each Underlying,
(Final Value – Initial Value) Initial Value
Downside Threshold:	75.00% of the Initial Basket Value, as specified on the cover of this pricing supplement
Investment Timeline
Trade Date	The closing level of each Underlying is observed, the Initial Basket Value is set equal to 100, the Downside Threshold is determined and the Upside Gearing is finalized.

Maturity Date
The Final Value of each Underlying, the Final Basket Value and the Basket Return are determined.
If the Basket Return is positive, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:
$10 + ($10 × Basket Return ×
Upside Gearing)
If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity of $10 per $10 principal amount Security.
If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:
$10 + ($10 × Basket Return)
Under these circumstances, you will be exposed to the decline of the Basket and you will lose some or all of your principal amount.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. IF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. WERE TO DEFAULT ON THEIR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. UBS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”).  Additionally, the applicable regulations exclude from the scope of Section 871(m) instruments issued in 2017 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the Securities with regard to Non-U.S. Holders.  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  You should consult your tax adviser regarding the potential application of Section 871(m) to the Securities.
Withholding under legislation commonly referred to as “FATCA” may (if the Securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Securities, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a Security. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the Securities.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket or any or all of the Underlyings. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.
Risks Relating to the Securities Generally
t
Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities . If the Basket Return is negative, we will pay you the principal amount of your Securities in cash only if the Final Basket Value has not declined below the Downside Threshold.  If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, you will be exposed to the full decline of the Basket and will lose some or all of your principal amount in an amount proportionate to the negative Basket Return.  Accordingly, you could lose up to your entire principal amount.

t
Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the Issuer, JPMorgan Chase Financial Company LLC, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co.  The Securities will rank pari passu with all of our other unsecured and unsubordinated obligations, and the related guarantee JPMorgan Chase & Co. will rank pari passu with all of JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations.  The Securities and related guarantees are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Financial and JPMorgan Chase & Co. to satisfy their obligations as they come due.  As a result, the actual and perceived creditworthiness of JPMorgan Financial and JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Financial and JPMorgan Chase & Co. were to default on their obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

t
As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities.  Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements.  As a result, we are dependent upon payments from our affiliates to meet our obligations under the Securities.  If these affiliates do not make payments to us and we fail to make payments on the Securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

t
The Upside Gearing Applies Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity.  If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than the product of the performance of the Basket and the Upside Gearing and may be less than the Basket’s return, even if that return is positive.  You can receive the full benefit of the Upside Gearing only if you hold your Securities to maturity.

t
The Contingent Repayment of Principal Applies Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity.  If you are able to sell your Securities in the secondary market, if any, prior to maturity, you may have to sell them at a loss relative to your initial investment even if the closing level of the Basket is above the Downside Threshold. If you hold the Securities to maturity, JPMorgan Financial will repay your principal amount as long as the Final Basket Value is not below the Downside Threshold.  However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will repay less than your principal amount, if anything, resulting in a loss that is proportionate to the decline in the level of the Basket from the Initial Basket Value to the Final Basket Value. The contingent repayment of principal based on whether the Final Basket Value is below the Downside Threshold applies only if you hold your Securities to maturity.

t	No Interest Payments — JPMorgan Financial will not make any interest payments to you with respect to the Securities.
t
Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as the estimated value of the Securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

t
The Probability That the Final Basket Value Will Fall Below the Downside Threshold on the Final Valuation Date Will Depend on the Volatility of the Underlyings — “Volatility" refers to the frequency and magnitude of changes in the level of the Basket.  Greater expected volatility with respect to the Basket reflects a higher expectation as of the Trade Date that the Basket could close below the Downside Threshold on the Final Valuation Date, resulting in the loss of some or all of your investment.  However, the Basket’s volatility can change significantly over the term of the Securities.  The level of the Basket could fall sharply, which could result in a significant loss of principal.

t
The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the Securities is only an estimate determined by reference to several factors.  The original issue price of the Securities exceeds the estimated value of the Securities because costs associated with structuring and hedging the Securities are included in the original issue price of the Securities.  These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities.  See “The Estimated Value of the Securities” in this pricing supplement.

t
The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the Securities is determined by reference to internal pricing models of our affiliates when the terms of the Securities are set.  This estimated value of the Securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors.  Different pricing models and assumptions could provide valuations for the Securities that are greater than or less than the estimated value of the Securities.  In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.  On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions.  See “The Estimated Value of the Securities” in this pricing supplement.

t
The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the Securities is based on, among other things, our and our affiliates’ view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co.  The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Securities and any secondary market prices of the Securities.  See “The Estimated Value of the Securities” in this pricing supplement.

t
The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period.  These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances.  See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period.  Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).

t
Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities.  As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price.  Any sale by you prior to the Maturity Date could result in a substantial loss to you.  See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.

The Securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Securities to maturity.  See “— Lack of Liquidity” below.
t
Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the Securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives.  As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the Securities at issuance and their value in the secondary market.  Accordingly, the secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the levels of the Underlyings, including:

t	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
t	customary bid-ask spreads for similarly sized trades;
t	our internal secondary market funding rates for structured debt issuances;
t	the actual and expected volatility in the levels of the Underlyings;
t	the time to maturity of the Securities;
t	the dividend rates on the equity securities underlying the Underlyings;
t	the actual or expected positive or negative correlation among the Underlyings, or the actual or expected absence of any such correlation;
t	interest and yield rates in the market generally;
t
the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the Underlyings trade and the correlation among those rates and the levels of the Underlyings; and

t	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.
t
Correlation (or Lack of Correlation) of the Underlyings — Changes in the levels of the Underlyings may not correlate with each other.  At a time when the level of one or more Underlyings increases, the price of one or more other Underlyings may not increase as much or may even decline.  Therefore, in calculating the closing level of the Basket, an increase in the level of one or more of the Underlyings may be moderated, or more than offset, by a lesser increase or decline in the level of one or more other Underlyings.  In addition, high correlation of movements in the levels of the Underlyings during periods of negative returns among the Underlyings could have an adverse effect on any payment on the Securities.  Due to the unequal weightings of the Underlyings, the performance of the EURO STOXX 50® Index will have a significantly larger impact on the return on the Securities than the performance of any other Underlying in the Basket.

t
Investing in the Securities Is Not Equivalent to Investing in the Stocks Composing the Underlyings — Investing in the Securities is not equivalent to investing in the stocks included in the Underlyings. As an investor in the Securities , you will not have any ownership interest or rights in the stocks included in the Underlyings, such as voting rights, dividend payments or other distributions.

t
We Cannot Control Actions by the Sponsor of Any Underlying and That Sponsor Has No Obligation to Consider Your Interests — We and our affiliates are not affiliated with the sponsor of any Underlying and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of that Underlying. The sponsor of each Underlying is not involved in this Security offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

t
Your Return on the Securities Will Not Reflect Dividends on the Stocks Composing the Underlyings — Your return on the Securities will not reflect the return you would realize if you actually owned the stocks included in the Underlyings and received the dividends on the stocks included in the Underlyings.  This is because the calculation agent will calculate the amount payable to you at maturity of the Securities by reference to the Final Basket Value, which is based on the closing level of each Underlying on the Final Valuation Date, without taking into consideration the value of dividends on the stocks included in that Underlying.

t
Historical Performance of the Basket Should Not Be Taken as an Indication of the Future Performance of the Basket During the Term of the Securities — The actual performance of the Basket over the term of the Securities may bear little relation to the historical performance of the Basket. The future performance of the Basket may differ significantly from its historical performance. It is impossible to predict whether the level of the Basket will rise or fall.  We cannot give you assurance that the performance of the Basket will not adversely affect any payment on the Securities.

t
Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.

t
Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold investments linked to the Underlyings and could affect the values of the Underlyings, and therefore the Basket and the market value of the Securities.

t	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
t
Potential JPMorgan Financial Impact on the Level of an Underlying — Trading or transactions by JPMorgan Financial or its affiliates in an Underlying or in futures, options or other derivatives products on an Underlying may adversely affect the level of that Underlying and, therefore, the market value of the Securities.

Risks Relating to the Underlyings
t
Non-U.S. Securities Risk — The equity securities included in each Underlying have been issued by non-U.S. companies.  Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.

t
No Direct Exposure to Fluctuations in Foreign Exchange Rates — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the Underlyings are based, although any currency fluctuations could affect the performance of the Underlyings and, therefore, the Basket.  Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment on the Securities.

Hypothetical Examples and Return Table
Hypothetical terms only.  Actual terms may vary.  See the cover page for actual offering terms.
The following table and hypothetical examples below illustrate the payment at maturity per $10 principal amount Security for a hypothetical range of Basket Returns from -100.00% to +100.00% on an offering of the Securities linked to a hypothetical Basket, reflect the Initial Basket Value of 100 and assume a Downside Threshold of 90 and a hypothetical Upside Gearing of 1.20.  For historical data regarding the actual closing levels of the Underlyings, please see the historical information set forth under “The Underlyings” in this pricing supplement.  The actual Downside Threshold is specified on the cover of this pricing supplement.  The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity may be more or less than the amounts displayed below and will be determined based on the actual terms of the Securities, including the Initial Basket Value, the Downside Threshold and the Upside Gearing and the Final Basket Value on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Basket Value	Basket Return (%)	Payment at Maturity ($)	Return at Maturity per $10 issue price (%)
150.00	50.00%	$16.00	60.00%
140.00	40.00%	$14.80	48.00%
130.00	30.00%	$13.60	36.00%
120.00	20.00%	$12.40	24.00%
110.00	10.00%	$11.20	12.00%
105.00	5.00%	$10.60	6.00%
102.00	2.00%	$10.24	2.40%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
89.99	-10.01%	$8.999	-10.01%
80.00	-20.00%	$8.000	-20.00%
70.00	-30.00%	$7.000	-30.00%
60.00	-40.00%	$6.000	-40.00%
50.00	-50.00%	$5.000	-50.00%
40.00	-60.00%	$4.000	-60.00%
30.00	-70.00%	$3.000	-70.00%
20.00	-80.00%	$2.000	-80.00%
10.00	-90.00%	$1.000	-90.00%
0.00	-100.00%	$0.000	-100.00%
Example 1 — The level of the Basket increases by 10% from the Initial Basket Value of 100 to the Final Basket Value of 110.
Because the Basket Return is 10%, at maturity, JPMorgan Financial will pay you your principal amount plus a return equal to 12.00%, resulting in a payment at maturity of $11.20 per $10 principal amount Security, calculated as follows:
$10.00 + ($10.00 × Basket Return × Upside Gearing)
$10.00 + ($10.00 × 10.00% × 1.20) = $11.20
Example 2— The level of the Basket decreases by 5% from the Initial Basket Value of 100 to the Final Basket Value of 95.
Because the Basket Return is negative and the Final Basket Value is greater than the Downside Threshold, at maturity, JPMorgan Financial will pay you your principal amount of $10 per $10 principal amount Security.
Example 3 — The level of the Basket decreases by 40% from the Initial Basket Value of 100 to the Final Basket Value of 60.
Because the Basket Return is -40% and the Final Basket Value is less than the Downside Threshold of 90, at maturity, JPMorgan Financial will pay you a payment at maturity of $6.00 per $10 principal amount Security, calculated as follows:
$10 + ($10 × Basket Return)
$10 + ($10 × -40.00%) = $6.00
If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, investors will be exposed to the negative Basket Return at maturity, resulting in a loss of principal that is proportionate to the Basket’s decline from the Initial Basket Value to the Final Basket Value. Investors could lose some or all of their principal amount.
The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Hypothetical Examples of Calculations of the Closing Levels of the Basket
The examples below illustrate the hypothetical closing levels of the Basket on the Final Valuation Date under different hypothetical scenarios with the following assumptions (amounts have been rounded for ease of reference):
Underlyings	Index Weight	Initial Value
EURO STOXX 50® Index	40.00%	100.00*
Nikkei 225 Index	20.00%	100.00*
FTSE® 100 Index	20.00%	100.00*
Swiss Market Index	7.50%	100.00*
S&P/ASX 200 Index	7.50%	100.00*
Hang Seng® Index	5.00%	100.00*
*The actual Initial Value for each Underlying is specified on the cover of this pricing supplement.  The hypothetical Initial Value for each Underlying of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value for any Underlying.  For historical data regarding the actual closing levels of each Underlying, please see the historical information set forth under “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index,” “The S&P/ASX 200 Index,” and “The Hang Seng® Index”  in this pricing supplement.

Example 1 — On the Final Valuation Date, each Underlying closes above its Initial Value.
Underlyings	Index Weight	Initial Value	Final Value	Underlying Return
EURO STOXX 50® Index	40.00%	100.00	106.00	6.00%
Nikkei 225 Index	20.00%	100.00	105.00	5.00%
FTSE® 100 Index	20.00%	100.00	103.25	3.25%
Swiss Market Index	7.50%	100.00	104.00	4.00%
S&P/ASX 200 Index	7.50%	100.00	104.00	4.00%
Hang Seng® Index	5.00%	100.00	107.00	7.00%
Closing Level of the Basket:	100 × [1 + (6.00% × 40.00%) + (5.00% × 20.00%) + (3.25% × 20.00%) + (4.00% × 7.50%) + (4.00% × 7.50%) + (7.00% × 5.00%)] = 105
A closing level of the Basket of 105 represents a 5% increase in the level of the Basket from the Initial Basket Value.
Example 2 — On the Final Valuation Date, each Underlying closes below its Initial Price.
Underlyings	Index Weight	Initial Value	Final Value	Underlying Return
EURO STOXX 50® Index	40.00%	100.00	88.00	-12.00%
Nikkei 225 Index	20.00%	100.00	80.00	-20.00%
FTSE® 100 Index	20.00%	100.00	83.00	-17.00%
Swiss Market Index	7.50%	100.00	84.00	-16.00%
S&P/ASX 200 Index	7.50%	100.00	88.00	-12.00%
Hang Seng® Index	5.00%	100.00	86.00	-14.00%
Closing Level of the Basket:	100 × [1 + (-12.00% × 40.00%) + (-20.00% × 20.00%) + (-17.00% × 20.00%) + (-16.00% × 7.50%) + (-12.00% × 7.50%) + (-14.00% × 5.00%)] = 85
A closing level of the Basket of 85 represents a 15% decline in the level of the Basket from the Initial Basket Value.

Example 3 — On the Final Valuation Date, the most heavily weighted Underlying closes below its Initial Value, offsetting the increase of the other Underlyings.
Underlyings	Index Weight	Initial Value	Final Value	Underlying Return
EURO STOXX 50® Index	40.00%	100.00	40.00	-60.00%
Nikkei 225 Index	20.00%	100.00	105.00	5.00%
FTSE® 100 Index	20.00%	100.00	110.00	10.00%
Swiss Market Index	7.50%	100.00	130.00	30.00%
S&P/ASX 200 Index	7.50%	100.00	130.00	30.00%
Hang Seng® Index	5.00%	100.00	110.00	10.00%
Closing Level of the Basket:	100 × [1 + (-60.00% × 40.00%) + (5.00% × 20.00%) + (10.00% × 20.00%) + (30.00% × 7.50%) + (30.00% × 7.50%) + (10.00% × 5.00%)] = 84
A closing level of the Basket of 84.00 represents a 16.00% decline in the level of the Basket from the Initial Basket Value.
Because the Basket is unequally weighted, increases in the levels of the lower weighted Underlyings are offset by the decrease in the level of the most heavily weighted Underlying.  In this example, even though the Underlying Return of each of the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index, the S&P/ASX 200 Index and the Hang Seng® Index are positive, the significant negative Underlying Return of the EURO STOXX 50® Index results in a Final Basket Value that is less the Initial Basket Value.
Example 4 — On the Final Valuation Date, the most heavily weighted Underlying closes above its Initial Value, but this increase is offset by the decline of the other Underlyings.
Underlyings	Index Weight	Initial Value	Final Value	Underlying Return
EURO STOXX 50® Index	40.00%	100.00	150.00	50.00%
Nikkei 225 Index	20.00%	100.00	25.00	-75.00%
FTSE® 100 Index	20.00%	100.00	25.00	-75.00%
Swiss Market Index	7.50%	100.00	25.00	-75.00%
S&P/ASX 200 Index	7.50%	100.00	75.00	-25.00%
Hang Seng® Index	5.00%	100.00	50.00	-50.00%
Closing Level of the Basket:	100 × [1 + (50.00% × 40.00%) + (-75.00% × 20.00%) + (-75.00% × 20.00%) + (-75.00% × 7.50%) + (-25.00% × 7.50%) + (-50.00% × 5.00%)] = 80
A closing level of the Basket of 80.00 represents a 20.00% decline in the level of the Basket from the Initial Basket Value.
Although the Basket is unequally weighted, significant decreases in the levels of the lower weighted Underlyings more than offset the significant increase in the level of the most heavily weighted Underlying.  In this example, even though the Underlying Return of the EURO STOXX 50® Index was positive, the significant negative Underlying Return of each of the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index, the S&P/ASX 200 Index and the Hang Seng® Index together results in a Final Basket Value that is less the Initial Basket Value.

The Basket
The following graph shows the daily hypothetical performance of the Basket from January 3, 2007 through October 27, 2017, assuming that the closing level of the Basket on January 4, 2007 was 100 and that the Underlyings on those dates were weighted as specified in the “Final Terms” in this pricing supplement.  The dotted line represents the Downside Threshold of 75.00, equal to 75% of the Initial Basket Value.  The hypothetical historical daily Basket performance data in this graph was determined using the closing levels of each Underlying reported by the Bloomberg Professional® service (“Bloomberg”) for those dates, without independent verification.  The hypothetical historical performance of the Basket displayed below is a reflection of the aggregated historical performance of the Underlyings as described above.
Past performance of the Basket is not indicative of the future performance of the Basket.  See “Key Risks — Risks Relating to the Securities Generally — Historical Performance of the Basket Should Not Be Taken as an Indication of the Future Performance of the Basket During the Term of the Securities.”

The Underlyings
Included on the following pages is a brief description of the Underlyings.  This information has been obtained from publicly available sources, without independent verification.  Set forth below is a table that provides the quarterly high and low closing levels of each Underlying.  This information given below is for the four calendar quarters in each of 2011, 2012, 2013, 2014, 2015 and 2016 and the first, second and third calendar quarters of 2017.  Partial data is provided for the fourth calendar quarter of 2017.  We obtained the closing levels information set forth below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.  You should not take the historical performance of any Underlying as an indication of future performance.
The EURO STOXX 50® Index
The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone.  The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license.  The Securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto.  For additional information about the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions — The EURO STOXX 50® Index” in the accompanying underlying supplement.
Historical Information Regarding the EURO STOXX 50® Index
The following table sets forth the quarterly high and low closing levels of the EURO STOXX 50® Index, based on daily closing levels of the EURO STOXX 50® Index as reported by Bloomberg, without independent verification.  The closing level of the EURO STOXX 50® Index on October 27, 2017 was 3,652.23.  We obtained the closing levels of the EURO STOXX 50® Index above and below from Bloomberg, without independent verification.  You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2012	3/31/2012	2,608.42	2,286.45	2,477.28
4/1/2012	6/30/2012	2,501.18	2,068.66	2,264.72
7/1/2012	9/30/2012	2,594.56	2,151.54	2,454.26
10/1/2012	12/31/2012	2,659.95	2,427.32	2,635.93
1/1/2013	3/31/2013	2,749.27	2,570.52	2,624.02
4/1/2013	6/30/2013	2,835.87	2,511.83	2,602.59
7/1/2013	9/30/2013	2,936.20	2,570.76	2,893.15
10/1/2013	12/31/2013	3,111.37	2,902.12	3,109.00
1/1/2014	3/31/2014	3,172.43	2,962.49	3,161.60
4/1/2014	6/30/2014	3,314.80	3,091.52	3,228.24
7/1/2014	9/30/2014	3,289.75	3,006.83	3,225.93
10/1/2014	12/31/2014	3,277.38	2,874.65	3,146.43
1/1/2015	3/31/2015	3,731.35	3,007.91	3,697.38
4/1/2015	6/30/2015	3,828.78	3,424.30	3,424.30
7/1/2015	9/30/2015	3,686.58	3,019.34	3,100.67
10/1/2015	12/31/2015	3,506.45	3,069.05	3,267.52
1/1/2016	3/31/2016	3,178.01	2,680.35	3,004.93
4/1/2016	6/30/2016	3,151.69	2,697.44	2,864.74
7/1/2016	9/30/2016	3,091.66	2,761.37	3,002.24
10/1/2016	12/31/2016	3,290.52	2,954.53	3,290.52
1/1/2017	3/31/2017	3,500.93	3,230.68	3,500.93
4/1/2017	6/30/2017	3,658.79	3,409.78	3,441.88
7/1/2017	9/30/2017	3,602.69	3,388.22	3,602.69
10/1/2017	10/27/2017*	3,652.23	3,591.46	3,652.23
*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2017 includes data for the period from October 1, 2017 through October 27, 2017.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

The graph below illustrates the daily performance of the EURO STOXX 50® Index from January 2, 2007 through October 27, 2017, based on information from Bloomberg, without independent verification.
Past performance of the EURO STOXX 50® Index is not indicative of the future performance of the EURO STOXX 50® Index.

The Nikkei 225 Index
The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index is based on 225 underlying stocks (the “Nikkei underlying stocks”) trading on the Tokyo Stock Exchange (“TSE”), representing a broad cross-section of Japanese industries.  All Nikkei underlying stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  For additional information about the Nikkei 225 Index, see “Equity Index Descriptions ¯ The Nikkei 225 Index” in the accompanying underlying supplement.
Historical Information Regarding the Nikkei 225 Index
The following table sets forth the quarterly high and low closing levels of the Nikkei 225 Index, based on daily closing levels of the Nikkei 225 Index as reported by Bloomberg, without independent verification.  The closing level of the Nikkei 225 Index on October 27, 2017 was 22,008.45.  We obtained the closing levels of the Nikkei 225 Index above and below from Bloomberg, without independent verification.  You should not take the historical levels of the Nikkei 225 Index as an indication of future performance.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2012	3/31/2012	10,255.15	8,378.36	10,083.56
4/1/2012	6/30/2012	10,109.87	8,295.63	9,006.78
7/1/2012	9/30/2012	9,232.21	8,365.90	8,870.16
10/1/2012	12/31/2012	10,395.18	8,534.12	10,395.18
1/1/2013	3/31/2013	12,635.69	10,486.99	12,397.91
4/1/2013	6/30/2013	15,627.26	12,003.43	13,677.32
7/1/2013	9/30/2013	14,808.50	13,338.46	14,455.80
10/1/2013	12/31/2013	16,291.31	13,853.32	16,291.31
1/1/2014	3/31/2014	16,121.45	14,008.47	14,827.83
4/1/2014	6/30/2014	15,376.24	13,910.16	15,162.10
7/1/2014	9/30/2014	16,374.14	14,778.37	16,173.52
10/1/2014	12/31/2014	17,935.64	14,532.51	17,450.77
1/1/2015	3/31/2015	19,754.36	16,795.96	19,206.99
4/1/2015	6/30/2015	20,868.03	19,034.84	20,235.73
7/1/2015	9/30/2015	20,841.97	16,930.84	17,388.15
10/1/2015	12/31/2015	20,012.40	17,722.42	19,033.71
1/1/2016	3/31/2016	18,450.98	14,952.61	16,758.67
4/1/2016	6/30/2016	17,572.49	14,952.02	15,575.92
7/1/2016	9/30/2016	17,081.98	15,106.98	16,449.84
10/1/2016	12/31/2016	19,494.53	16,251.54	19,114.37
1/1/2017	3/31/2017	19,633.75	18,787.99	18,909.26
4/1/2017	6/30/2017	20,230.41	18,335.63	20,033.43
7/1/2017	9/30/2017	20,400.78	19,274.82	20,400.78
10/1/2017	10/27/2017*	22,008.45	20,400.78	22,008.45
*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2017 includes data for the period from October 1, 2017 through October 27, 2017.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

The graph below illustrates the daily performance of the Nikkei 225 Index from January 4, 2007 through October 27, 2017, based on information from Bloomberg, without independent verification.
Past performance of the Nikkei 225 Index is not indicative of the future performance of the Nikkei 225 Index.

The FTSE® 100 Index
The FTSE® 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange.  For additional information about the FTSE® 100 Index, see “Equity Index Descriptions — The FTSE® 100 Index” in the accompanying underlying supplement.
Historical Information Regarding the FTSE® 100 Index
The following table sets forth the quarterly high and low closing levels of the FTSE® 100 Index, based on daily closing levels of the FTSE® 100 Index as reported by Bloomberg, without independent verification.  The closing level of the FTSE® 100 Index on October 27, 2017 was 7,505.03.  We obtained the closing levels of the FTSE® 100 Index above and below from Bloomberg, without independent verification.  You should not take the historical levels of the FTSE® 100 Index as an indication of future performance.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2012	3/31/2012	5,965.58	5,612.26	5,768.45
4/1/2012	6/30/2012	5,874.89	5,260.19	5,571.15
7/1/2012	9/30/2012	5,915.55	5,498.32	5,742.07
10/1/2012	12/31/2012	5,961.59	5,605.59	5,897.81
1/1/2013	3/31/2013	6,529.41	6,027.37	6,411.74
4/1/2013	6/30/2013	6,840.27	6,029.10	6,215.47
7/1/2013	9/30/2013	6,681.98	6,229.87	6,462.22
10/1/2013	12/31/2013	6,777.70	6,337.91	6,749.09
1/1/2014	3/31/2014	6,865.86	6,449.27	6,598.37
4/1/2014	6/30/2014	6,878.49	6,541.61	6,743.94
7/1/2014	9/30/2014	6,877.97	6,567.36	6,622.72
10/1/2014	12/31/2014	6,750.76	6,182.72	6,566.09
1/1/2015	3/31/2015	7,037.67	6,366.51	6,773.04
4/1/2015	6/30/2015	7,103.98	6,520.98	6,520.98
7/1/2015	9/30/2015	6,796.45	5,898.87	6,061.61
10/1/2015	12/31/2015	6,444.08	5,874.06	6,242.32
1/1/2016	3/31/2016	6,203.17	5,536.97	6,174.90
4/1/2016	6/30/2016	6,504.33	5,923.53	6,504.33
7/1/2016	9/30/2016	6,941.19	6,463.59	6,899.33
10/1/2016	12/31/2016	7,142.83	6,693.26	7,142.83
1/1/2017	3/31/2017	7,429.81	7,099.15	7,322.92
4/1/2017	6/30/2017	7,547.63	7,114.36	7,312.72
7/1/2017	9/30/2017	7,542.73	7,215.47	7,438.84
10/1/2017	10/27/2017*	7,556.24	7,438.84	7,505.03
*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2017 includes data for the period from October 1, 2017 through October 27, 2017.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

The graph below illustrates the daily performance of the FTSE® 100 Index from January 2, 2007 through October 27, 2017, based on information from Bloomberg, without independent verification.
Past performance of the FTSE® 100 Index is not indicative of the future performance of the FTSE® 100 Index.

The Swiss Market Index
The Swiss Market Index (“SMI®”) is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market.  The SMI® comprises the 20 most highly capitalized and liquid stocks of the Swiss Performance Index®.  For additional information about the Swiss Market Index, see “Equity Index Descriptions — The Swiss Market Index” in the accompanying underlying supplement.
Historical Information Regarding the Swiss Market Index
The following table sets forth the quarterly high and low closing levels of the Swiss Market Index, based on daily closing levels of the Swiss Market Index as reported by Bloomberg, without independent verification.  The closing level of the Swiss Market Index on October 27, 2017 was 9,183.42.  We obtained the closing levels of the Swiss Market Index above and below from Bloomberg, without independent verification.  You should not take the historical levels of the Swiss Market Index as an indication of future performance.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2012	3/31/2012	6,341.33	5,970.49	6,235.51
4/1/2012	6/30/2012	6,299.38	5,713.34	6,066.86
7/1/2012	9/30/2012	6,613.45	6,109.41	6,495.88
10/1/2012	12/31/2012	6,973.69	6,508.66	6,822.44
1/1/2013	3/31/2013	7,864.39	7,020.46	7,813.67
4/1/2013	6/30/2013	8,407.61	7,249.47	7,683.04
7/1/2013	9/30/2013	8,105.39	7,675.29	8,022.60
10/1/2013	12/31/2013	8,351.38	7,755.26	8,202.98
1/1/2014	3/31/2014	8,532.99	8,092.53	8,453.82
4/1/2014	6/30/2014	8,752.86	8,280.53	8,554.52
7/1/2014	9/30/2014	8,840.17	8,274.65	8,835.14
10/1/2014	12/31/2014	9,212.85	8,057.54	8,983.37
1/1/2015	3/31/2015	9,396.29	7,899.59	9,128.98
4/1/2015	6/30/2015	9,471.46	8,780.91	8,780.91
7/1/2015	9/30/2015	9,526.79	8,278.07	8,513.41
10/1/2015	12/31/2015	9,016.56	8,375.31	8,818.09
1/1/2016	3/31/2016	8,701.46	7,496.62	7,807.89
4/1/2016	6/30/2016	8,292.45	7,594.49	8,020.15
7/1/2016	9/30/2016	8,320.99	7,898.21	8,139.01
10/1/2016	12/31/2016	8,259.45	7,593.20	8,219.87
1/1/2017	3/31/2017	8,704.39	8,229.01	8,658.89
4/1/2017	6/30/2017	9,127.61	8,529.28	8,906.89
7/1/2017	9/30/2017	9,242.15	8,814.54	9,242.15
10/1/2017	10/27/2017*	9,311.69	9,084.04	9,183.42
*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2017 includes data for the period from October 1, 2017 through October 27, 2017.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

The graph below illustrates the daily performance of the Swiss Market Index from January 3, 2007 through October 27, 2017, based on information from Bloomberg, without independent verification.
Past performance of the Swiss Market Index is not indicative of the future performance of the Swiss Market Index.

The S&P/ASX 200 Index
The S&P/ASX 200 Index measures the performance of the 200 largest index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization, and is widely considered Australia’s benchmark index.  For additional information see “Equity Index Descriptions — The S&P/ASX 200 Index” in the accompanying underlying supplement.
Historical Information Regarding the S&P/ASX 200 Index
The following table sets forth the quarterly high and low closing levels of the S&P/ASX 200 Index, based on daily closing levels of the S&P/ASX 200 Index as reported by Bloomberg, without independent verification.  The closing level of the S&P/ASX 200 Index on October 27, 2017 was 5,903.157.  We obtained the closing levels of the S&P/ASX 200 Index above and below from Bloomberg, without independent verification.  You should not take the historical levels of the S&P/ASX 200 Index as an indication of future performance.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2012	3/31/2012	4,343.514	4,101.157	4,335.242
4/1/2012	6/30/2012	4,435.907	3,985.025	4,094.633
7/1/2012	9/30/2012	4,418.360	4,067.971	4,387.018
10/1/2012	12/31/2012	4,671.299	4,336.848	4,648.950
1/1/2013	3/31/2013	5,146.905	4,690.250	4,966.499
4/1/2013	6/30/2013	5,220.987	4,655.960	4,802.591
7/1/2013	9/30/2013	5,307.061	4,710.289	5,218.877
10/1/2013	12/31/2013	5,441.411	5,062.516	5,352.210
1/1/2014	3/31/2014	5,462.309	5,070.311	5,394.831
4/1/2014	6/30/2014	5,536.073	5,358.948	5,395.747
7/1/2014	9/30/2014	5,658.511	5,264.217	5,292.812
10/1/2014	12/31/2014	5,549.130	5,152.343	5,411.018
1/1/2015	3/31/2015	5,975.491	5,299.237	5,891.505
4/1/2015	6/30/2015	5,982.694	5,422.487	5,459.010
7/1/2015	9/30/2015	5,706.715	4,918.429	5,021.629
10/1/2015	12/31/2015	5,351.565	4,909.555	5,295.900
1/1/2016	3/31/2016	5,270.475	4,765.346	5,082.785
4/1/2016	6/30/2016	5,408.017	4,924.385	5,233.375
7/1/2016	9/30/2016	5,587.392	5,197.500	5,435.921
10/1/2016	12/31/2016	5,699.068	5,156.556	5,665.800
1/1/2017	3/31/2017	5,896.229	5,610.972	5,864.905
4/1/2017	6/30/2017	5,956.523	5,665.721	5,721.494
7/1/2017	9/30/2017	5,785.102	5,655.420	5,729.330
10/1/2017	10/27/2017*	5,916.297	5,651.766	5,903.157
*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2017 includes data for the period from October 1, 2017 through October 27, 2017.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

The graph below illustrates the daily performance of the S&P/ASX 200 Index from January 2, 2007 through October 27, 2017, based on information from Bloomberg, without independent verification.
Past performance of the S&P/ASX 200 Index is not indicative of the future performance of the S&P/ASX 200 Index.

The Hang Seng® Index
The Hang Seng® Index is a free-float adjusted market capitalization weighted index designed to be an indicator of the performance of the Hong Kong stock market..  For additional information about the Hang Seng® Index, see Annex A to this pricing supplement.
Historical Information Regarding the Hang Seng® Index
The following table sets forth the quarterly high and low closing levels of the Hang Seng® Index, based on daily closing levels of the Hang Seng® Index as reported by Bloomberg, without independent verification.  The closing level of the Hang Seng® Index on October 27, 2017 was 28,438.85.  We obtained the closing levels of the Hang Seng® Index above and below from Bloomberg, without independent verification.  You should not take the historical levels of the Hang Seng® Index as an indication of future performance.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2012	3/31/2012	21,680.08	18,593.06	20,555.58
4/1/2012	6/30/2012	21,309.08	18,185.59	19,441.46
7/1/2012	9/30/2012	20,841.91	18,877.33	20,840.38
10/1/2012	12/31/2012	22,666.59	20,824.56	22,656.92
1/1/2013	3/31/2013	23,822.06	22,041.86	22,299.63
4/1/2013	6/30/2013	23,493.03	19,813.98	20,803.29
7/1/2013	9/30/2013	23,502.51	20,147.31	22,859.86
10/1/2013	12/31/2013	24,038.55	22,463.83	23,306.39
1/1/2014	3/31/2014	23,340.05	21,182.16	22,151.06
4/1/2014	6/30/2014	23,319.17	21,746.26	23,190.72
7/1/2014	9/30/2014	25,317.95	22,932.98	22,932.98
10/1/2014	12/31/2014	24,111.98	22,585.84	23,605.04
1/1/2015	3/31/2015	24,909.90	23,485.41	24,900.89
4/1/2015	6/30/2015	28,442.75	25,082.75	26,250.03
7/1/2015	9/30/2015	26,282.32	20,556.60	20,846.30
10/1/2015	12/31/2015	23,151.94	21,274.37	21,914.40
1/1/2016	3/31/2016	21,327.12	18,319.58	20,776.70
4/1/2016	6/30/2016	21,622.25	19,694.33	20,794.37
7/1/2016	9/30/2016	24,099.70	20,495.29	23,297.15
10/1/2016	12/31/2016	23,952.50	21,574.76	22,000.56
1/1/2017	3/31/2017	24,593.12	22,134.47	24,111.59
4/1/2017	6/30/2017	26,063.06	23,825.88	25,764.58
7/1/2017	9/30/2017	28,159.77	25,340.85	27,554.30
10/1/2017	10/27/2017*	28,711.76	28,154.97	28,438.85
*
As of the date of this pricing supplement, available information for the fourth calendar quarter of 2017 includes data for the period from October 1, 2017 through October 27, 2017.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

The graph below illustrates the daily performance of the Hang Seng® Index from January 2, 2007 through October 27, 2017, based on information from Bloomberg, without independent verification.
Past performance of the Hang Seng® Index is not indicative of the future performance of the Hang Seng® Index.
Supplemental Plan of Distribution
We and JPMorgan Chase & Co. have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof.
Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.
We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” in this pricing supplement and “Use of Proceeds and Hedging” in the accompanying product supplement.
All sales of the Securities will be made to certain fee-based advisory accounts for which UBS is an investment adviser and UBS will act as placement agent.  The purchase price will be $10.00 per Security and UBS will forgo any selling commissions related to these sales.
The Estimated Value of the Securities
The estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Securities.  The estimated value of the Securities does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time.  The internal funding rate used in the determination of the estimated value of the Securities is based on, among other things, our and our affiliates’ view of the funding values of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co.  For additional information, see “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.  The value of the derivative or derivatives underlying the economic terms of the Securities is derived from internal pricing models of our affiliates.  These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments.  Accordingly, the estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time.  See “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.
The estimated value of the Securities is lower than the original issue price of the Securities because costs associated with structuring and hedging the Securities are included in the original issue price of the Securities.  These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities.  See “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.
Secondary Market Prices of the Securities
For information about factors that will impact any secondary market prices of the Securities, see “Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors” in this pricing supplement. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be up to five months.  The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by our affiliates.  See “Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities.  See “Hypothetical Examples and Return Table” and “Hypothetical Examples of Calculations of the Closing Levels of the Basket” in this pricing supplement for an illustration of the risk-return profile of the Securities and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the Securities.
The original issue price of the Securities is equal to the estimated value of the Securities plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.
Validity of the Securities and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.

Annex A
The Hang Seng® Index
All information contained in this term sheet regarding the Hang Seng® Index, including, without limitation, its make-up, method of calculation and changes in its component securities, has been derived from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, Hang Seng® Indexes Company Limited (“HSI”), a wholly owned subsidiary of Hang Seng Bank.  The Hang Seng® Index is calculated, maintained and published by HSI.  HSI has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index.
The Hang Seng® Index was first calculated and published on November 24, 1969 and has a base date of July 31, 1964 and a base level of 100.  The Hang Seng® Index is reported by Bloomberg, L.P. under the ticker symbol “HSI.”
The Hang Seng® Index is a free float adjusted market capitalization weighted index designed to be an indicator of the performance of the Hong Kong stock market.
Hang Seng® Index Constituent Selection
Only companies and real estate investment trusts with their primary listing on the main board of The Stock Exchange of Hong Kong Ltd. (the “HKSE”) are eligible as constituents of the Hang Seng® Index.  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index only if the company has no unlisted share capital.
To be eligible for selection in the Hang Seng® Index, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all eligible shares listed on the HKSE (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods over the past 24 months); and (3) should normally have a listing history of at least 24 months on the HKSE, though companies with an average market capitalization in the top 25 may qualify with a shorter listing history (as short as three months).  Companies that are the subject of a Hong Kong Securities and Futures Commission High Shareholding Concentration notice will not be eligible for inclusion in the Hang Seng® Index.  From the candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies, (2) the representation of the sub-sectors within the Hang Seng® Index directly reflecting that of the market and (3) the financial performance of the companies.  The number of constituents is fixed at 50.
The Hang Seng® Index is reviewed quarterly.  The decision whether to remove a suspended constituent from the Hang Seng® Index and replace it with an appropriate candidate is determined in the regular index review.  Should a suspended constituent be removed from the Hang Seng® Index, its last traded price may be adjusted down to the system lowest price, i.e., $0.0001 in the security’s price currency, or an official residual price (if available) for index calculation on the trading day preceding the effective date of the constituent changes.
Calculation of the Hang Seng® Index
The Hang Seng® Index is calculated using a free float adjusted market capitalization weighted methodology with a 10% cap on individual stock weightings.  A cap factor is calculated quarterly to coincide with the regular update of the free float adjustment factor.  Additional re-capping is performed upon constituent changes.
Shares held by entities that control more than 5% of the shareholdings are generally considered non-free float and excluded from index calculation.  More specifically, the following shareholdings are excluded for calculation (subject to the 5% threshold): strategic holdings (such as by governments, affiliated entities or any other entities which hold substantial shares in the company; shares held by directors, members of the board committee, principal officers or founding members (as measured individually); shares held by publicly traded companies or private firms or institutions; and shareholdings with a publicly disclosed lock-up arrangement.  However, holdings by the following investor classes are generally exempt from the non-free float classification: custodians, trustees, mutual funds and investment companies.  A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares is rounded up to the nearest 1% for actual free float adjustment factors below 10% and otherwise to the nearest 5% for the calculation of the Hang Seng® Index and is updated quarterly.

The formula for the index calculation is shown below:
Current Index	=	Current Aggregate Free Float-adjusted Market Capitalization of Constituents	×	Yesterday’s Closing Index
Yesterday’s Aggregate Free Float-adjusted Market Capitalization of Constituents

=	S (Pt × IS × FAF × CF)	×	Yesterday’s Closing Index
S (Pt-1 × IS × FAF × CF)
where:
Pt:                current price at day t;
Pt-1:            closing price at day t-1;
IS:               number of issued shares (in the case of H-share constituents, only the H-share portion is taken into calculation);
FAF:          free float adjusted factor, which is between 0 and 1; and
CF:            capping factor, which is between 0 and 1.
Index Rebalancing
The update of the issued shares, adjustment of the free float adjusted factor and calculation of the cap factor are undertaken quarterly, after market close on the first Friday in March, June, September and December.  In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations.  Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or free float adjusted factor is substantially different from the production data.
Corporate Action Related Adjustments
The following table describes the adjustments made to the index in response to certain corporate actions.  An index divisor may decrease (i) or increase (h) or keep constant (¡) when corporate actions occur for a component stock.
Event		Description	Adjustment to Hang Seng® Index
			Issued Shares (“IS”)	Closing Price (“P”)	Divisor (“D”)
(a)	Subdivision of Shares/ Split	X existing share(s) to be subdivided into Y subdivided share(s)	ISadjusted = ISbefore * Y / X	Padjusted = Pbefore * X / Y	¡
(b)	Consolidation/ Reverse Split	X existing shares to be consolidated into Y consolidated share(s)	ISadjusted = ISbefore * Y / X	Padjusted = Pbefore * X / Y	¡
(c)	Cash Dividend/ Distribution	Dividend/ distribution in cash
No adjustment will be made to the price index.  Instead, the cash dividend or distribution will be reflected in the total return index counterpart as reinvestment on the ex-date.
Note:
(i) Besides normal cash dividends, the following types of dividends are also considered as cash dividend equivalents:
Cash dividends with scrip option;
Scrip dividends with cash option; and
Scrip dividends with a preannounced cash value.
(ii) If new shares allotted from bonus, rights issues, etc. have a dividend disadvantage (i.e., the new shares receive a different dividend amount from that paid on the old shares), the dividend amount used in the index calculation will also be adjusted accordingly.
(iii) For late dividend (a dividend that is known
only after the ex-date):
        No adjustment will be made to the price index.  Instead, the cash dividend or distribution will be reflected in the total return index counterpart as reinvestment on the payment date.

(d)	Bonus/ Stock Dividend	X bonus share(s) for holding of every Y existing share(s)	ISadjusted = ISbefore * (X + Y) / Y	Padjusted = Pbefore * Y / (X + Y)	¡

(e)	Listed Non-cash Distribution	Dividend/ Distribution in specie of X share(s) in Company A for holding of every Y existing share(s) of Company B	↔	Padjusted = Pbefore – (Pdistribution * X / Y)	↓
(f)	To-be-listed Non-cash Distribution	X share(s)/ unit(s) of the distribution for holding of every Y existing shares
The price of the constituent will be suspended on the ex-date.
An estimated market value (based on the price drop of the constituent on the ex-date) will be added to the price index on the trading day after ex-date until the trading day before listing of the distributed instrument.
The distributed instrument will be added to the price index on its listing date and removed after market close.  HSI will have the discretion to defer the removal of the distributed instrument from the index if the distribution is material.
Note:
To-be-listed non-cash distributions include stock dividend of another company, bonus warrant, etc.

(g)	Preferential Offer	Preferential offer of X share(s) in another unlisted company for holding of every Y share(s) at $Z per share	To avoid stock price estimation of any unlisted company, no adjustment will be made for preferential offer.
(h)	Rights Issue/ Open Offer	X rights/ offer share(s) for holding of every Y existing share(s) at subscription price of $Z per rights/ offer share	ISadjusted = ISbefore * (X + Y) / Y	Padjusted = [(Pbefore * Y) + (X * Z)] / (X + Y)	↑
Note: Adjustment will not be made if Z is greater than the cum-rights closing price, unless the rights issue/ open offer is being fully underwritten.
(i)	Open Offer of Unlisted Securities	Open offer of X share(s) of unlisted securities for holding of every Y share(s) at $Z per share
To avoid price estimation of any unlisted securities, no adjustment will be made for the open offer.
Note:
If price cannot be evaluated objectively, no adjustment will be made.  However, if the unlisted security is priced at an obvious discounted level, HSI will analyze it on a case by case basis and reserve the right to make a final decision.

(j)	Spin-off/ Demerger	Creation of a company through the sale or distribution of new shares of an existing business/ division of a parent company. A spin-off is a type of divestiture.
For index adjustment of listed and to-be-listed non-cash distributions, please refer to (e) and (f) above respectively.
The newly spun-off/ detached entity will be considered inclusion into the index family according to regular schedule.

(k)	Merger and Acquisition	The combination of two or more constituents into one, through a mutual agreement or a tender offer.
The enlarged company will remain in the Hang Seng® Index® with a potential adjustment in its issued shares and weighting factors, subject to the terms of the transaction.
Example: Merger between China Unicom and China Netcom in Oct 2008.

(l)	Withdrawal of Listing	Delisting of a company, which might result from privatization, takeover or other corporate actions.	The relevant company will be removed from the Hang Seng® Index as soon as practicable.

(m)	Suspension	Trading in a company’s shares has been suspended for any reason.
Last traded price will be used for index calculation during the suspension period.
Constituency of suspended constituents in the Hang Seng® Index will be reviewed in its regular index review and removed on the effective date if needed.
Should a suspended constituent need to be removed from the Hang Seng® Index, it will be removed at the lowest system price, i.e., $0.0001 in the security’s price currency, or an official residual price (if available).  Such price will be used for index calculation on the trading day preceding the effective date of the removal.

(n)	Parallel Trading
Trading in a company’s shares under both a temporary stock code and the original stock code. Usually applied to securities which have undergone corporate actions such as consolidation, subdivision, change in board lot size or re-organization involving share exchange other than on a one-to-one basis.

The company in concern will be included in the Hang Seng® Index® using the temporary stock code during the period where the original stock code is not available.
Example: Temporary stock code change of Li & Fung (from 0494.HK to 2909.HK) during 19 May to 1 June 2011 after its share subdivision.

Disclaimers
THE HANG SENG® INDEX IS PUBLISHED AND COMPILED BY HANG SENG® INDEXES COMPANY LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED.  THE MARK AND NAME OF THE HANG SENG® INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED.  WE HAVE ASKED HANG SENG® INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED TO AGREE TO THE USE OF, AND REFERENCE TO, THE HANG SENG® INDEX BY JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, IN CONNECTION WITH THE SECURITIES (THE “PRODUCT”), BUT NEITHER HANG SENG® INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (III) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED.  THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HANG SENG® INDEX AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HANG SENG® INDEXES COMPANY LIMITED WITHOUT NOTICE.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG® INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY JP MORGAN CHASE BANK, NATIONAL ASSOCIATION IN CONNECTION WITH THE PRODUCT; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG® INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE HANG SENG® INDEX; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG® INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE PRODUCT IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE PRODUCT.  ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE PRODUCT DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HANG SENG® INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED.  FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HANG SENG® INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.